FOR IMMEDIATE RELEASE	PR Contact: Annette Dallavalle
5W Public Relations (212) 584-4299 adallavalle@5wpr.com

MusclePharm Confirms NFL Superstar Mike Vick Endorsement Deal and Corrects Recent Misleading Reports
Top Nutritional Supplement Company Officially Clinches NFL Pro to Three Year Deal

DENVER, July 22, 2011 (PRNewswire) – MusclePharm Corporation, a Nevada corporation ("MusclePharm" or the "Company") (OTCBB:MSLP.ob - News), an expanding U.S. nutritional supplement company, confirms their three-year, $1.55 million endorsement deal with Philadelphia Eagles star quarterback and NFL superstar Mike Vick. The standout quarterback who returned to the NFL in 2009 has now officially become a major face of the growing MusclePharm brand.

“We want to clarify that MusclePharm is the exclusive sports nutrition company of Mike Vick which is made clear by the executed agreement and current report Form 8-k filed today with the U.S. Securities Exchange Commission that discloses the contract terms between Mike Vick and MusclePharm,” said MusclePharm Chief Executive Officer Brad Pyatt.

“I am very excited about working with Muscle Pharm. MusclePharm is one of the hottest supplement companies on the market and to be a part of their already strong team of NFL and MLB athletes alongside of their heavy presence in the UFC, is exciting,” says Mike Vick.

A four-time Pro Bowler, Vick has long been one of the most recognizable names in the NFL and his dynamic talent and athletic ability fit seamlessly with MusclePharm’s vision. Vick will have a prominent and active role in MusclePharm, including an interactive social media position. MusclePharm’s expanding line of sports nutrition supplements has drawn rave reviews across a number of platforms, and has gained the loyalty of top athletes in the NFL, MLB and the UFC.

ABOUT MUSCLEPHARM CORPORATION
Headquartered in Denver, Colorado, MusclePharm is a healthy life-style company that develops and manufactures a full line of National Science Foundation approved nutritional supplements that are 100% free of banned substances. Based on years of research, MusclePharm products are created through an advanced six-stage research protocol involving the expertise of top nutritional scientists and field tested by more than one hundred elite professional athletes from various professional sports leagues including the National Football League, Mixed Martial Arts, and Major League Baseball. The Company's products address all categories of an active lifestyle, including muscle building, weight loss, and maintaining general fitness through a daily nutritional supplement regimen. MusclePharm is sold in over 120 countries and available in over 5,000 U.S. retail outlets, including GNC and Vitamin Shoppe. MusclePharm products are also sold in over 100 online stores, including bodybuilding.com, Amazon.com and Vitacost.com. For more information, please visit www.musclepharm.com.

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